Exhibit 23.4

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

November 18, 2022

Coterra Energy Inc.

Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, TX 77024

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation by reference of our review of the proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2021, estimated by Coterra Energy Inc. (“Coterra”) that was presented in our report of third party dated January 17, 2022, as an exhibit in the Annual Report on Form 10-K of Coterra for the fiscal year ended December 31, 2021, in the form and context in which it appears or is incorporated by reference into the Amendment No. 1 to the Registration Statement on Form S-4 of Coterra to be filed on or about November 18, 2022 (the “Registration Statement”). We further consent to the use of the name DeGolyer and MacNaughton under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716